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                                                                  EXHIBIT 4

                       INCORPORATED UNDER THE LAWS OF THE
                               STATE OF DELAWARE


NUMBER                               SIMEX                      SHARES
                                                               CUSIP NO.
                            SIMEX TECHNOLOGIES, INC.
   50,000,000 AUTHORIZED SHARES        $.001 PAR VALUE        NON-ASSESSABLE



This Certifies that


is the register holder of



Shares of                  SIMEX TECHNOLOGIES, INC.           Common Stock
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar:

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date:    May 1, 1999


                                                                       SECRETARY

                                                  Not Valid Unless Countersigned
                                                               by Transfer Agent

                                  [SIMEX SEAL]